SETTLEMENT AGREEMENT

   SETTLEMENT AGREEMENT made as of the 19th day of October, 1999 by and among Bond Purchase, L.L.C. ("Bond Purchase") and the persons and entities listed on Exhibit A hereto (collectively, with Bond Purchase, the "Bond Purchase Parties") and CGS Real Estate Company, Inc. ("CGS") and the persons and entities listed on Exhibit B hereto (collectively, with CGS, the "CGS Parties").

                                   WITNESSETH:

   WHEREAS, certain of the Bond Purchase Parties and certain of the CGS Parties have been engaged in protracted and expensive litigation relating to certain of the entities listed on Exhibit C hereto (the "Nooney/Sierra Partnership Parties"); and

   WHEREAS, Bond Purchase has filed proxy material with the Securities and Exchange Commission ("SEC") seeking to solicit consents from limited partners of certain of the Nooney/Sierra Partnership Parties; and

   WHEREAS, there are currently pending five separate litigations, as listed on Exhibit D hereto, which the parties wish to resolve, settle and dismiss with prejudice; and

   WHEREAS, none of the parties hereto admits any liability or obligation to any of the other parties and is entering into this Settlement Agreement solely for the purpose of minimizing the expense of these litigations and to put to rest forever and resolve with finality all issues pertaining to the management and ownership of certain of the Nooney/Sierra Partnership Parties; and

   WHEREAS, it is the express intention of the parties in entering into this Settlement Agreement that all disputes, past, present and future, between the Bond Purchase Parties and the CGS Parties pertaining in any way to the Nooney/Sierra Partnership Parties shall be released and resolved forever and that none of the parties hereto shall hereafter sue or assert any claims relating in any way to forever and that none of the parties hereto shall hereafter sue or assert any claims relating in any way to the Nooney/Sierra Partnership Parties against any other party to this Settlement Agreement except for claims arising out of this Settlement Agreement; and

   WHEREAS, it is the intention of the parties that the Bond Purchase Parties withdraw all of their proxy material currently on file with the SEC and that the parties agree to (a) certain standstill agreements with respect to the Nooney/Sierra Partnership Parties; and (b) not disparage any other party to this Settlement Agreement; and

   WHEREAS, it is the intent of the parties that all of the terms and conditions (and all of the obligations of the parties) set forth in this Settlement Agreement shall be concluded and exchanged simultaneously. To that end, the parties are establishing an escrow agreement of even date herewith (the "Escrow Agreement") in the form of Exhibit E hereto;

   NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

   1. Shares Of Nooney Realty Trust, Inc. (the "REIT").
      -------------------------------------------------

   (a) Delivery of Shares. On or before the Closing Date (as defined in Paragraph 11 hereof), the parties which are designated as selling parties on
Exhibit 1 (a) hereto shall deliver to the Escrow Agent (as defined in the Escrow Agreement) (i) certificates representing 75,763 shares of Common Stock in the REIT (the "REIT Shares"), and (ii) signature guaranteed stock powers, executed in blank, transferring all of the REIT Shares; and

   (b) Payment For Shares. On or before the Closing Date, Bond Purchase or its assigns shall deliver to the Escrow Agent by check or wire transfer the sum of $10.00 per share for each of the REIT Shares reflected on Exhibit l(a) hereto; and

   (c) Closing. Payment to the persons listed on Exhibit 1(a) and delivery of the stock certificates and stock powers to Bond Purchase shall be made pursuant to the terms of the Escrow Agreement.

   (d) Representations Of CGS Parties. The CGS Parties hereby represent and warrant to the Bond Purchase Parties that on the date hereof and on the Closing Date (i) each of the parties listed on Exhibit l(a) is the sole owner of the REIT Shares listed next to their name on Exhibit 1(a) free and clear of any liens, claims or encumbrances; (ii) each of the parties listed on Exhibit 1(a) has not assigned, pledged, transferred, hypothecated, margined or otherwise encumbered the REIT Shares listed next to their name on Exhibit 1(a); (iii) each of the parties listed on Exhibit l(a) has full power and authority to transfer title to the REIT Shares and perform its other obligations under this Settlement Agreement without the consent or approval of any other person or entity; (iv) the transfer of the REIT Shares and the capital stock of Nooney-4 G.P. (as hereinafter defined) and the execution of the agreements entered into in connection herewith have been duly authorized by all necessary action on its part; (v) this agreement and each agreement to be entered into in connection herewith constitutes or will constitute the legal, valid and binding obligation of such person, enforceable in accordance with its terms; (vi) the execution and delivery of this Settlement Agreement and all other agreements to be executed and delivered by each of the parties listed on Exhibit l(a), and the consummation of the transactions contemplated hereby and thereby by such parties, will not violate any provision of, or constitute a default under, any law, regulation, order or judgment or any contract or other agreement to which any of such parties is a party or by which any of such parties is bound or result in the creation or imposition of any lien, claim, charge or encumbrance of any nature whatsoever upon any of the REIT Shares; (vii) upon delivery to Bond Purchase and/or its assignees by the Escrow Agent of the duly endorsed certificates representing the REIT Shares set forth on Exhibit1(a) pursuant to this Settlement Agreement and the Escrow Agreement, and for the consideration provided herein, Bond Purchase and/or its assignees will be vested with full right and title, free of all liens, claims, charges and encumbrances of others of every character, to the REIT Shares represented thereby, and subject to no restrictions as to transferability other than compliance with state and federal securities laws and the REIT's articles of incorporation and bylaws; (viii) the persons listed on Exhibit l(d) hereto constitute all of the directors and officers of the REIT, and (ix) set forth on Exhibit 1(a) hereto is a schedule showing all of the REIT Shares owned beneficially or of record by the CGS Parties or their Affiliates (as defined in the Securities Act of 1933, as amended (the "Securities Act")), or any person acting in concert with or as part of a "Group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with them or any officer or director or any of the foregoing, and all of the REIT Shares which any of the foregoing has an option, warrant or right to acquire or has entered into an agreement or understanding with respect to the acquisition thereof.

   2. Resignations From The Board Of Directors Of The REIT.
      -----------------------------------------------------

   On or before the Closing Date, each of the persons listed on Exhibit 1(d) hereto shall deliver to the Escrow Agent (a) resignations from all corporate officers and from the board of directors of the REIT in the form of Exhibit 2-1 hereto; and (b) a unanimous written consent of the Board of Directors, in the form of Exhibit 2-2 hereto, executed by all of the members of the board of directors of the REIT, which will have the effect, if and when the Closing occurs, of appointing the initial new member of the board of directors of the REIT (who shall be one of the persons listed on Exhibit 2-3), who will then appoint the other persons listed on Exhibit 2-3 hereto as the new board of directors of the REIT.

   3. Termination of Management Agreements.
      -------------------------------------

   On or before the Closing Date, CGS shall cause to be delivered to the Escrow Agent a termination of each of the management and other service agreements between CGS or its "Affiliates" (as defined in Section 405 of the Securities
Act) and the REIT or Nooney-4 in the form of Exhibit 3 hereto. No termination or other unearned fee shall be payable in connection therewith, but subject to the provisions of Section 14 hereof, CGS or such Affiliates shall be entitled to fees and expenses accrued in the ordinary course of business in accordance with past practice pursuant to such agreements.

   4. Form 8-K For The REIT.
      ----------------------
   Each of the parties hereto hereby agrees that a Form 8-K, in the form attached hereto as Exhibit 4, shall be filed with the SEC by the REIT as soon as possible after the Closing (as defined in paragraph 11 hereof) takes place (but only if the Closing in fact takes place).

   5. Future REIT Management/D&O Insurance/Indemnity. From and after the Closing
      -----------------------------------------------
Date:

   (a) the CGS Parties hereby agree that they shall not, directly or indirectly, be involved in the management of the REIT;

   (b) Bond Purchase hereby covenants and agrees, on its own behalf, and on behalf of the REIT (such covenants to be effective only if the Closing takes place) that (i) prior to the Closing the REIT may purchase D&O tail coverage pursuant to which the present D&O insurance shall be maintained in force with respect to transactions occurring prior to the Closing Date covering the parties listed on Exhibit 1(d) hereto and each of the CGS Parties at the present limits until December 31, 2004, at no cost or expense to any of them, and (ii) subsequent to the Closing, it will not take any action to terminate or limit such coverage; and

   (c) Bond Purchase covenants that (i) at the Closing, indemnities, in the form attached hereto as Exhibit 5(c)-1, will be delivered by Bond Purchase to the CGS Parties, their control persons and each of the persons listed on Exhibit 1(d) hereto with respect to claims, liabilities, losses, suits, damages and costs arising in connection with actions by the past, present and future limited partners of Nooney-4 or the past, present and future shareholders of the REIT relating to the transactions pursuant to Sections 1(a), 2 and 8(a) of this Settlement Agreement, and (ii) Bond Purchase, the REIT and Nooney-4 shall deliver, at the Closing, agreements in the form of Exhibit 5(c)-2, committing to continue in effect indemnification of the persons listed on Exhibit l(d) under existing agreements or arrangements, copies of which are attached hereto as
Exhibit 5(c)-3.

   6.  Representations And Warranties Of Bond Purchase Concerning
       The Change Of Control of the REIT.
       ----------------------------------------------------------

   (a) Bond Purchase hereby represents and warrants to the CGS Parties and each of the persons listed on Exhibit 1(d) hereto:

   (i) that neither it nor any of its controlling persons nor any of the persons listed on Exhibit 2-3 has ever been convicted of a crime (including felonies and misdemeanors, but excluding violations and offenses);

   (ii) that neither it nor any of its controlling persons nor any of the parties listed on Exhibit 2-3 has ever been the subject or target of an investigation by the SEC, or any federal or state law enforcement agency, the NASD or any self-regulatory organization in the securities business;

   (iii) that neither it nor any of its controlling persons nor any of the parties listed on Exhibit 2-3 has ever been found to have breached his, its or her fiduciary duty to another person; and

   (iv) that neither it nor any of its controlling persons nor any of the parties listed on Exhibit 2-3 has any present intention of committing a breach of his, her or its fiduciary duty to the REIT or the shareholders of the REIT once such person becomes a director of the REIT.

   (b) On or before the Closing Date, each person listed on Exhibit 2-3 shall deliver to the Escrow Agent a certificate, in the form of Exhibit 6(b) hereto, confirming and certifying that the representations set forth in (a) (i) through
(a) (iv) are true and correct as to such person.

   7. Sale By The Bond Purchase Parties Of Their Limited Partnership Interests In the Nooney/Sierra Partnership Parties Other Than Nooney Real Property Investors-Four, L.P. ("Nooney-4").
       -------------------------------------------------------------------------

   (a) Delivery of Units. On or before the Closing Date, each of the parties listed on Exhibit 7(a)-1 hereto shall deliver to the Escrow Agent duly executed assignments, in the form of Exhibit 7(a)-2, of the number of limited partnership interests reflected on Exhibit 7(a)-1 hereto, with signature guaranteed, as provided in Exhibit 7(a)-2.

   (b) Payment For The-Nooney/Sierra Limited Partnership Interests. On or before the Closing Date, CGS shall deliver to the Escrow Agent by check or by wire transfer, the total sum indicated on Exhibit 7(a)-1 as the purchase price for the aggregate number of limited partnership interests identified therein.

   (c) Representations Of The Selling Limited Partners. Each of the parties listed on Exhibit 7(a)-1 hereby represents and warrants to the CGS Parties that on the date hereof and on the Closing Date (i) he, she or it is the sole owner of the limited partnership interests listed next to their name on Exhibit 7(a)-1 free and clear of any liens, claims or encumbrances; (ii) he, she or it has not assigned, pledged, transferred, hypothecated, margined or otherwise encumbered the limited partnership interests listed next to their name on Exhibit 7(a)-1;
(iii) he, she or it has full power and authority to transfer title to the limited partnership interests and perform its other obligations hereunder without the consent or approval  of any other  person  or  entity;  (iv) the  transfer  of the  limited partnership interests and the execution of the agreements entered into in connection herewith have been duly authorized by all necessary action on its part; (v) this Settlement Agreement and each agreement to be entered into in connection herewith constitutes or will constitute the legal, valid and binding obligation of such person, enforceable in accordance with its terms; (vi) no promises concerning the future conduct or business of the Nooney/Sierra Partnership Parties has been made by any of the CGS Parties; (vii) no reliance has been placed on any statement by the CGS Parties, and that no statement of future intentions has been made by, or asked of, any of the CGS Parties in connection with the sale of the limited partnership interests contemplated in this Settlement Agreement or about the future business activities of the Nooney/Sierra Partnership Parties; (viii) set forth on Exhibit 7(a)-1 hereto is a schedule showing all of the limited partnership interests in the Nooney/Sierra Partnership Parties (other than Nooney-4 and the REIT) owned beneficially or of record by Bond Purchase or its Affiliates or any person acting in concert with or as part of a "Group" (within the meaning of Section 13(d)(3) of the Exchange
Act) with Bond Purchase or any of the officers or directors of any of the foregoing and all of the limited partnership interests in any of the Nooney/Sierra Partnership Parties (other than Nooney-4 and the REIT) which any of the foregoing persons has an option or right to acquire or has entered into any agreement or understanding with respect to the acquisition thereof; (ix) the execution and delivery of this Settlement Agreement and all other agreements to be executed and delivered by each of the parties listed on Exhibit 7(a)-1 and the consummation of the transactions contemplated hereby and thereby by such parties, will not violate any provision of, or constitute a default under, any law, regulation, order or judgment or any contract or other agreement to which any of such parties is a party or by which any of such parties is bound or result in the creation or imposition of any lien, claim, charge or encumbrance of any nature whatsoever upon any of the limited partnership interests listed next to their name on Exhibit 7(a)-l; and (x) upon delivery to CGS of the assignment by the Escrow Agent pursuant to this Settlement Agreement and the Escrow Agreement, and for the consideration provided herein, CGS will be vested with full right and title, free of all liens, claims, charges and encumbrances of others of every character, to such limited partnership interests, and subject to no restrictions as to transferability other than compliance with state and federal securities laws and the limited partnership agreements with respect to such partnerships.

   (d) Closing. Payment to the persons listed on Exhibit 7(a)-1 and delivery of the assignments to the CGS Parties shall be made pursuant to the terms of the Escrow Agreement.

   8. Sale Of the Capital Stock Of Nooney Capital Corp., a Missouri corporation ("Nooney-4 G.P.").
       -------------------------------------------------------------------------

   (a) On or before the Closing, the CGS Parties shall deliver to the Escrow Agent stock certificates, accompanied by executed stock powers, signatures guaranteed, in favor of Bond Purchase transferring 750 shares of Class A Common Stock of Nooney-4 G.P. (representing 75% of the issued and outstanding shares of Common Stock of Nooney-4 G.P.), free and clear of all liens, claims and encumbrances.

   (b) On or before the Closing Date, Bond Purchase shall deliver to the Escrow Agent by check or wire transfer, the sum of $175,000, as payment in full for all of the shares of the capital stock of Nooney-4 G.P.

   (c) In addition to the representations and warranties set forth above in Paragraph 6(a), Bond Purchase hereby represents and warrants that neither it nor any of its Affiliates nor any of its or their officers or directors has any intention of breaching or causing the Nooney-4 G.P. to breach its fiduciary duty to the limited partners of Nooney-4.

   (d) The parties hereby agree that a Form 8-K, in the form of Exhibit 8(d) hereto, shall be filed with the SEC by Nooney-4 as soon as possible after the Closing (but only if the Closing in fact takes place).

   (e) Closing. Payment by Bond Purchase and delivery of the stock certificates and stock powers to Bond Purchase shall be made pursuant to the terms of the Escrow Agreement.

   (f) Officers and Directors. CGS represents that set forth on Exhibit 8(f)- 1 is a list of all of the officers and directors of Nooney-4 G.P. On or before the Closing Date, each of the persons listed on Exhibit 8(f)-1 hereto shall deliver to the Escrow Agent (a) resignations from all corporate officers and from the board of directors of Nooney-4 G.P. in the form of Exhibit 8(f)-2 hereto; and
(b) a  unanimous  written  consent  of the  Board of  Directors,  in the form of
Exhibit 8(f)-3 hereto, executed by all of the members of the board of directors of Nooney-4 G.P., which will have the effect, if and when the Closing occurs, of appointing the initial new member of the board of directors of Nooney-4 G.P.

   (g) Representations and Warranties of CGS Parties.

   (i) In connection with the sale of the capital stock of Nooney-4 G.P., the CGS Parties represent and warrant as follows:

   A. Corporate Status; Outstanding Stock. Nooney-4 G.P. is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, has the corporate power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business as a foreign corporation in the jurisdictions specified in Exhibit 8(g)(i)A., which constitute all the jurisdictions in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on its business or financial condition. Nooney-4 G.P. has an authorized capital consisting of 30,000 shares of Common Stock, $1 par value per share, of which 1,000 shares are outstanding (comprised of 750 shares of Class A Common Stock and 250 shares of Class B Common Stock) and the 750 shares of Class A Common Stock are owned by the CGS Parties, all of which outstanding shares are validly issued, fully paid and non-assessable. The remaining outstanding shares of Common Stock are owned by Edward D. Jones & Co. and Stiefel

Financial Corp. There are no shares of Nooney-4 G. P.'s capital stock held in its treasury. There are no options, warrants, rights, shareholder agreements or other instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of Nooney-4 G.P., nor are there any commitments to issue or execute any such options, warrants, rights, shareholder agreements or other instruments or agreements. There are no outstanding stock appreciation rights or similar rights measured with respect to any of Nooney-4 G.P.'s capital stock, nor are there any instruments or agreements giving anyone the right to acquire any such rights. True, correct and complete copies of Nooney-4 G. P.'s minute books, stock records, Articles of Incorporation and By-Laws and all amendments to both have been delivered to Bond Purchase Parties. Nooney-4 G. P. is not in default under or in violation of any provision of its Articles of Incorporation or its By-Laws.

   B. Officers, Directors, Bank Accounts, etc. Exhibit 8(f)- 1 discloses all directors and officers of Nooney-4 G.P.

   C. Subsidiaries and Joint Ventures. Except as disclosed on Exhibit 8(g)(i)C., there is no corporation or other entity in which Nooney-4 G.P. owns, directly or indirectly, a controlling interest or a majority of the outstanding shares or other equity interest issued by such corporation or entity (a "Subsidiary"), nor does Nooney-4 G.P. own any other capital stock, security, partnership, interest of any kind, either direct or indirect, in any corporation, partnership, joint venture, association or other entity.

   D. Financial Statements. The balance sheets of Nooney- 4 G.P. as at November 30, 1998 and the related statements of income (loss) and cash flow, as the case may be, ended on the dates of such balance sheets, and all related schedules and notes to the foregoing, copies of all of which constitute Exhibit 8(g)(i)D., were prepared in accordance with generally accepted accounting principles and practices consistently applied throughout the periods and with past periods, and fairly and accurately present the financial position of Nooney-4 G. P. as at the dates of such balance sheets, and the results of the operations and cash flows of Nooney-4.G.P. for the periods ended on such dates.

   (ii) Nooney-4 G.P. is not party to any leases, subleases or other agreements for the use and occupancy of any premises. Nooney-4 G.P. has no right, title and interest in, or any obligation or duty relating to, any real property, except as general partner of Nooney-4.

   (iii) At Closing, Nooney-4 G. P. will have no liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated, contingent or otherwise, of a type required to be disclosed in financial statements under generally accepted accounting principles, except (i) as disclosed in its financial statements, or arising in the ordinary course of business subsequent to December 31, 1998 and (ii) liabilities arising out of its serving as a general partner of Nooney-4.

   (iv) At Closing, Nooney-4 G.P. will have no employees, or any obligations for compensation or benefits relating to past employees.

   (v) From July 20, 1999 until Closing, Nooney-4 G.P. will operate in the normal course of business, will not enter into any contracts or agreements without the consent of Bond Purchase Parties, which shall not be unreasonably withheld or delayed, and will make no distributions, dividends, stock options or similar payments of any kind.

   (vi) At Closing, Nooney-4 G.P. will not be a party to any litigation, either pending or, to the knowledge of CGS, threatened, other than the litigations being released pursuant to this Settlement Agreement.

   (vii) Nooney-4 G.P. has filed all tax returns required to be filed, paid all taxes due, and no taxing authority has given notice of assessment, audit, adjustment or deficiency.

   (viii) The sole and only business of Nooney-4 G.P. is to act as general partner of Nooney-4.

   (ix) No checking accounts are maintained by any of the CGS Parties on behalf of Nooney-4 G.P. and no monies are held in any bank accounts on behalf of Nooney-4 G.P.

   9. Litigation Settlement Documents.
      --------------------------------

   (a) By The Bond Purchase Parties. On or before the Closing Date, Bond Purchase shall cause to be delivered to the Escrow Agent the following documents:

   (i) fully executed stipulations of dismissal with prejudice of each of the litigations listed on Exhibit D hereto, executed by all counsel of record for any and all of the Bond Purchase Parties in each such actions, in the form of Exhibits 9(a)(i)-l, 9(a)(i)-2, 9(a)(i)-3, 9(a)(i)-4 and 9(a)(i)-5 hereto; and

   (ii) General Release and Covenant Not to Sue, in the form of Exhibit 9(a)(ii) attached hereto executed by each of the Bond Purchase Parties (signatures notarized).

   (b) By the CGS Parties. On or before the Closing Date, CGS shall cause to be delivered to the Escrow Agent the following documents:

   (i) fully executed stipulations of dismissal of the appeal in the litigation involving the REIT and dismissal with prejudice of each of the other litigations and the remaining claims in the litigation involving the REIT listed on Exhibit D hereto, executed by all counsel of record for any and all of the CGS Parties in each such action, in the form of Exhibits 9(a)(i)-l, 9(a)(i)-2, 9(a)(i)-3, 9(a)(i)-4 and 9(a)(i)-5 hereto;

   (ii) General Release and Covenant Not To Sue, in the form of Exhibit 9(a)(ii) attached hereto, executed by each of the CGS Parties (signatures notarized).

   10. Settlement Amount.
       -----------------

   In exchange for the releases by William J. Carden and Thomas N. Thurber of all rights that might otherwise exist by virtue of their employment agreements with the REIT, Bond Purchase shall deliver to the Escrow Agent, on or before the Closing Date, the sum of $450,000, payable by check or wire transfer. Such amount shall be paid to certain senior executive officers of CGS in settlement of all claims under their respective employment agreements (except as otherwise provided herein) pursuant to the terms of the Escrow Agreement.

   11. Closing; Closing Date.
       ---------------------

   The "Closing" shall mean the occurrence of all of the conditions to the release of documents set forth in the Escrow Agreement which shall result in the consummation of the transactions contemplated herein. The Closing shall take place on such date (the "Closing Date") as all of the following items have been delivered to the Escrow Agent:

   (a) the stock certificates and stock powers identified in paragraph 1(a) and 8(a);

   (b) the resignations from the directors and officers of the REIT identified in paragraph 2(a);

   (c) the unanimous written consents executed by the outgoing board of the REIT, as identified in paragraph 2(b);

   (d) the termination of the management agreements identified in paragraph 3;

   (e) the Forms 8-K for the REIT and Nooney-4 identified in paragraphs 4 and 8(d);

   (f) the indemnity and the agreement confirming indemnification obligation identified in paragraph 5(c);

   (g)  the  certification  identified  in  paragraph  6(b);

   (h) the executed assignment identified in paragraph 7(a);

   (i) the payments identified in paragraphs l(b), 7(b), 8(b) and 10;

   (j) the resignations of the officers and directors of Nooney-4 G.P. identified in Section 8(f);

   (k) the stipulations of dismissal identified in paragraphs 9(a)(i) and 9(b)(i);

   (l) the Releases and Covenants Not to Sue identified in paragraphs 9(a)(ii) and 9(b)(ii);

   (m) the Agreements and Payments identified in paragraph 12;

   (n) the certification identified in paragraph 14(d)(iii); and

   (o) the balance of any fees or costs due to the Escrow Agent.

         If fewer than all of the foregoing documents and payments have been received by the Escrow Agent by 5 P.M. C. S. T. on November 2, 1999, then this Settlement Agreement shall be null and void and of no further force or effect. As provided in the Escrow Agreement, if fewer than all such documents have been received by the Escrow Agent by 5 P.M. C.S.T. November 2, 1999, all documents and payments previously received shall be returned to the delivering party. If all such documents and payments have been received by the Escrow Agent prior to 5:00 P.M. C.S.T. on November 2, 1999, then the Escrow Agent shall distribute the documents and payments in accordance with the terms and conditions of the Escrow Agreement.

         12. Everest Indemnity/Assumption. On or prior to the Closing, CGS or an
             ----------------------------
affiliate thereof shall have purchased all of the limited partnership interests owned by Everest or its affiliates (collectively, "Everest") in Nooney Income Fund Ltd., Nooney Income Fund Ltd. II, L.P. and Nooney Real Property Investors-Two, L.P. and shall have delivered a certificate to the Escrow Agent, executed by a senior executive officer of CGS, indicating that such purchase has
been  completed.   Consummation
of this transaction, and Closing of this transaction, is expressly contingent upon the completion of the transaction described herein between CGS and Everest (the "Everest Transaction") and the delivery of the certificate to the Escrow Agent indicating that the Everest Transaction has been consummated. In the event the Everest Transaction has not been consummated by November 2, 1999, either party may terminate this Settlement Agreement without any liability or obligation hereunder.

   13. Withdrawal of Proxy Solicitation and Standstill.
       -----------------------------------------------

   (a) Effective on the Closing Date, each of the parties hereby agrees to terminate any pending proxy solicitations and withdraw all pending proxy materials, preliminary or otherwise, from the SEC which have been filed with respect to any of the Nooney/Sierra Partnership Parties and any requests for information or inspection of the books and records made with respect to the Nooney/Sierra Partnership Parties.

   (b) The Bond Purchase Parties agree that, if the Closing occurs, prior to the fifth anniversary of the Closing of the transactions contemplated by this Settlement Agreement, neither they nor any person who is their Affiliate (as defined under Rule 405 of the Securities Act) will, without the prior written consent of the general partner of any of the Nooney/Sierra Partnership Parties (other than Nooney-4 and the REIT), which consent may be withheld for any reason, directly or indirectly, (i) in any manner including, without limitation, by tender offer (whether or not pursuant to a filing made with the SEC), acquire, attempt to acquire or make a proposal to acquire, directly or indirectly, any of the outstanding partnership interests in any of the Nooney/Sierra Partnership Parties (other than Nooney-4 and the REIT) from the holders of limited partnership interests therein or otherwise, (ii) seek or propose to enter into, directly or indirectly, any merger, consolidation, business combination, sale or acquisition of assets, liquidation, dissolution or other similar transaction involving any of the Nooney/Sierra Partnership Parties (other then Nooney-4 and the REIT), (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" or "consents" (as such terms are used in the proxy rules of the SEC) to vote any voting securities of any of the Nooney/Sierra Partnership Parties (other than Nooney-4 and the REIT, (iv) form, join or otherwise participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of any of the Nooney/Sierra Partnership Parties (other than Nooney-4 and the REIT), (v) make any request for information from or inspection of the books and records of any of the Nooney/Sierra Partnership Parties (other than Nooney-4 and the REIT),
(vi) disclose in writing to any third party any intention, plan or arrangement inconsistent with the terms of this Settlement Agreement, (vii) loan money to, advise, assist or encourage any person in connection with any action inconsistent with the terms of this Settlement Agreement or (viii) make any statements disparaging any of the Nooney/Sierra Partnership Parties (other than Nooney-4 and the REIT), the CGS Parties or their Affiliates in connection with the Nooney/Sierra Partnership Parties, or any proposal or offer made by any of the CGS Parties or their Affiliates to the Nooney/Sierra Partnership Parties (other than Nooney-4 and the REIT) or the limited partners thereof.

   (c) The CGS Parties agree that, if the Closing occurs, prior to the fifth anniversary of the Closing of the transactions contemplated by this Settlement Agreement, neither they nor any person who is their Affiliate (as defined under Rule 405 of the Securities Act) will, without the prior written consent of the Board of Directors of the REIT or the general partner of Nooney-4, which consent may be withheld for any reason, directly or indirectly, (i) in any manner including, without limitation, by tender offer (whether or not pursuant to a filing made with the SEC), acquire, attempt to acquire or make a proposal to acquire, directly or indirectly, any of the securities of Nooney-4 or the REIT from the holders of securities therein or otherwise, (ii) seek or propose to enter into, directly or indirectly, any merger, consolidation, business combination, sale or acquisition of assets, liquidation, dissolution or other similar transaction involving Nooney-4 or the REIT, (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" or "consents" (as such terms are used in the proxy rules of the SEC) to vote any voting securities of Nooney-4 or the REIT, (iv) form, join or otherwise participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Nooney-4 or the REIT, (v) make any request for information from or inspection of the books and records of Nooney-4 or the REIT, (vi) disclose in writing to any third party any intention, plan or arrangement inconsistent with the terms of this Settlement Agreement, (vii) loan money to, advise, assist or encourage any person in connection with any action inconsistent with the terms of this Settlement Agreement or (viii) make any statements disparaging Nooney-4 or the REIT, any of the Bond Purchase Parties or their Affiliates in connection with Nooney-4 or the REIT, or any proposal or offer made by any of the Bond Purchase Parties or their Affiliates to Nooney-4 or the REIT or the limited partners or shareholders thereof.

   14. Other Covenants and Agreements.
       ------------------------------

   (a) William J. Carden and Thomas Thurber shall resign as officers and employees of the REIT effective on the Closing Date (subject to the Closing actually taking place) and the term of their employment agreements shall terminate on such date and the REIT shall have no further obligations to them thereunder or otherwise, except as set forth in this Settlement Agreement.

   (b) CGS agrees that, effective upon the Closing, it will cause all options and incentive awards issued by the REIT to officers or directors of CGS or its Affiliates to be cancelled without exercise.

   (c) As soon as reasonably practicable after the Closing, Bond Purchase shall change the organizational names of the REIT, Nooney-4 and Nooney-4 G. P. and shall not thereafter use "Nooney" or any derivation thereof in their organizational names.

   (d) The CGS Parties agree as follows:

   (i) All of the contracts, commitments, leases, files, books (including corporate seals if any, minute books and stock ledgers), records, financial statements, bank accounts and other data relating to the business of the REIT and/or Nooney- 4 shall be delivered or made available to the Bond Purchase Parties promptly following Closing, and simultaneously, the CGS Parties will take such other steps as may be reasonably requested by Nooney-4 G.P. or the new officers of and directors of the REIT to enable them to continue the control of the business and assets of the REIT and Nooney-4 as conducted prior to the Closing.

   (ii) Since July 20, 1999 the REIT or Nooney-4 have not, and pending Closing, CGS Parties shall not permit the REIT or Nooney-4, without the prior written consent of Bond Purchase except to the extent the Board of Directors of the REIT or Nooney-4 G. P. determines that such action is required by its fiduciary duty in which event the CGS Parties will provide Bond Purchase with prior written notice of the action to be taken:

   A. to discharge or satisfy any lien or encumbrance, or pay or satisfy any obligation or liability (absolute, accrued, contingent or otherwise) outside of the ordinary course of business;

   B. to mortgage, pledge or grant a lien, charge or other encumbrance on any of its assets, tangible or intangible;

   C. to sell or transfer any of its assets, other than in the ordinary course of business, or cancel any debts or claims, or waive any rights of value;

   D. to increase the compensation payable to or to become payable to any officer or employee;

   E. to pay or otherwise grant any bonuses or special remuneration to any officer or employee except for bonuses payable to on-site employees in accordance with existing policies and the payment in the aggregate of $100,000 to Mr. Carden and Mr. Thurber in satisfaction of the deferred compensation payable to them pursuant to their respective employment agreements;

   F. to make, or make any commitment for, any expenditure in excess of $50,000 except for expenditures in the ordinary course of business pursuant to the existing commitments;

   G. to make any declaration or payment to its shareholders, or limited partners respectively, of any dividend or other distribution in respect of its stock or partnership interest or redeem or purchase or otherwise acquire any of its stock or partnership interest or agree to take any such action;

   H. to make any material changes in its mode of operation, including its leasing, service, credit or collection policies;

   I. to enter into any transaction other than in the ordinary course of business;

   J. to issue any stock, bonds, convertible securities or other securities, or become obligated on or in respect of any such securities or grant stock options, warrants or rights;

   K. to borrow or agree to borrow any funds;

   L. to make any loans or advances to any person; or

   M. to alter, amend, terminate or discharge any written or oral contract, lease, plan, commitment or agreement to which it is currently a party, or permit or consent to any such alteration, amendment, termination or discharge, or commit a breach or default in any of the provisions thereof, except as contemplated by this Settlement Agreement.

   (iii) At Closing, the applicable CGS Parties shall deliver to the Escrow Agent a certificate, in the form of Exhibit 14(d)(iii) hereto, representing and warranting to the Bond Purchase Parties that the respective CGS Parties have complied in all material respects with the covenants set forth in paragraph 14(d)(ii).

   (iv) At Closing, all investment advisory agreements, commercial listing agreements and property management agreements with CGS or its Affiliates for the REIT and Nooney-4 will be terminated with no contingent liability or obligation remaining thereunder, except for fees and expenses accrued in the ordinary course of business consistent with past practice under such agreements.

   (v) The benefits owed to Mr. Carden or Mr. Thurber (other than the $100,000 of deferred compensation payable in the aggregate to Mr. Carden and Mr. Thurber pursuant to paragraph 14(d)(ii)E. of this Settlement Agreement) shall be released, forgiven and written off and the REIT shall have no liability for any payments therefore.

   (vi) At or prior to the Closing, the CGS Parties will cause Nooney, Inc. to assign to the REIT and Nooney-4 all vendor and service contracts which Nooney Inc. is a party to for purpose of providing goods or, services to the REIT or Nooney-4, and the REIT or Nooney-4, as the case may be, shall assume all liabilities under such agreements.

   (vii) As soon as practicable after the Bond Purchase Parties have executed this Settlement Agreement and have delivered to the Escrow Agent all of the items which they are required to deliver under paragraph 11 hereof, the CGS Parties shall provide the Bond Purchase Parties with reasonable access to the books and records of the REIT, Nooney-4 and Nooney-4 G.P. so that the Bond Purchase Parties may perform a due diligence review thereof. If, based on their due diligence review, the Bond Purchase Parties reasonably determine that there has been a material adverse change from the information currently set forth in the public filings of either the REIT or Nooney-4 or the representations set forth in this Settlement Agreement, the Bond Purchase Parties shall have the right to terminate this Settlement Agreement and the respective rights and obligations of the parties hereunder by providing written notice of their election to terminate to CGS in accordance with paragraph 15(a) hereof no later than 10 days after the Bond Purchase Parties have been granted access to the books and records of the REIT, Nooney-4 and Nooney-4 G.P.

   15. Miscellaneous.
       -------------

   (a) Notices. At the time of execution of this Settlement Agreement, each party shall designate an address next to its name on Exhibits A and B hereto at which it shall be entitled to receive notice in accordance with this Settlement Agreement or Exhibits A and B hereto. Notices shall be deemed given when personally delivered, or when sent by telephonic facsimile, with a facsimile confirmation, or prepaid registered mail to any party at the address or telephone number selected herein in Exhibits A and B. Any other method of delivery of notice shall be deemed given when actually received. Any party may change its address for the purposes of this Settlement Agreement by notice to all other parties at the addresses or telephone numbers selected in Exhibits A and B hereto.

   (b) Entire Agreement. This Settlement Agreement, together with the exhibits annexed hereto, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and all earlier drafts of this Settlement Agreement or any exhibit hereto and all negotiations, conversations, correspondence or other communications relating to the settlement contemplated by this Settlement Agreement are hereby merged with and into this Settlement Agreement in such a way as to prevent any party to this Settlement Agreement from referring to such drafts, negotiations, conversations, correspondence or other communications in any subsequent dispute between any of the parties hereto. The representations and warranties herein provided shall survive Closing for a period of twelve months and in no event shall the CGS Parties' liabilities for breaches of representations, warranties or covenants exceed One Million ($1,000,000) Dollars.

   (c) Confidentiality. If for any reason the Closing does not occur, no party to this Settlement Agreement may refer to this Settlement Agreement, to any term or provision of this Settlement Agreement, or to the existence of this Settlement Agreement, under any circumstances or for any purpose and, in such event, the parties expressly agree that this Settlement Agreement constitutes an offer of compromise within the meaning of F.R.E. 408 and may not be referred to in any litigation, arbitration, mediation or other proceeding involving any of the parties hereto. If the transactions contemplated by this Settlement Agreement are closed, each of the parties agrees to keep the terms of this Settlement Agreement strictly confidential and not disclose the terms of this Settlement Agreement to any person, except to the extent either party determines in good faith that disclosure is required by law, including in connection with any filing with the SEC.

   (d) No Amendment/ Waiver Except in Writing. This Settlement Agreement may not be amended, modified or abridged, and no provision set forth in this Settlement Agreement may be waived, by any party to this Settlement Agreement, except by an instrument in writing executed by the party against whom such amendment, modification, abridgement or waiver is sought to be enforced.

   (e) Governing Law. This Settlement Agreement shall be governed in all respects by the internal laws of the State of Missouri without regard to any conflicts of law principles, or the choice of law principles of any jurisdiction (including Missouri) and without the need on the part of any party to establish the reasonableness of the relationship between the laws of the State of Missouri and the subject matter of this Settlement Agreement.

   (f) Arbitration. Any dispute arising under, relating to, or having any connection with, this Settlement Agreement, the Escrow Agreement or any of the exhibits attached hereto shall be submitted to binding arbitration before the American Arbitration Association ("AAA") in St. Louis, Missouri in accordance with the rules of the AAA in effect at the time the arbitration takes place. The arbitrator is instructed to award the prevailing party in any such arbitration its reasonable attorney's fees and arbitration costs and expenses. Any award in any such arbitration may be entered in any court of competent jurisdiction in the United States of America.

   (g) Each Party Bears Own Costs. Each party hereby agrees that it will bear all of its, his or her expenses in connection with negotiating, executing and performing under this Settlement Agreement and all of the exhibits hereto, and each party shall also bear its own costs in connection with the litigations referred to in Exhibit D hereto.

   (h) Counterparts. This Settlement Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Settlement Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement effective on the day and year first above written.

                                            BOND PURCHASE PARTIES:

                                            BOND PURCHASE, L.L.C.

                                            By: /s/ David L. Johnson
                                                    David L. Johnson,
                                                    Member


                                            BOND G.P., L.L.C.

                                            By:/s/ David L. Johnson
                                                   David L. Johnson,
                                                   Member


                                            MAXUS PROPERTIES, INC.

                                            By: /s/ David L. Johnson
                                                    David L. Johnson
                                                    Chairman

                                            KELCOR, INC.

                                            By: /s/ David L. Johnson
                                                    David L. Johnson
                                                    Vice President


                                            MCDOWELL FOODS, INC.

                                            By:  /s/ Melanie McKellar
                                                     Melanie McKellar
                                                     Secretary/Treasurer

                                             /s/David L. Johnson
                                                David L. Johnson


                                             /s/Sandra L. Casterrer
                                                Sandra L. Casterrer


                                             /s/John W. Alvey
                                                John W. Alvey


                                             /s/ Daniel W. Pishny
                                                 Daniel W. Pishny


                                             /s/ Christine Robinson
                                                 Christine Robinson

                                             CGS PARTIES:

                                             CGS REAL ESTATE COMPANY, INC.


                                             By: /s/ William J. Carden
                                                     William J. Carden
                                                     President

                                             NOONEY REALTY TRUST

                                             By: /s/ William J. Carden
                                                     William J. Carden
                                                     Chief Executive Officer

                                             NOONEY CAPITAL CORP.

                                             By: /s/ William J. Carden
                                                     William J. Carden
                                                     Chief Executive Officer

                                             NOONEY INVESTORS, INC.

                                             By: /s/ Patricia A. Nooney
                                                     Patricia A. Nooney
                                                     President

                                             NOONEY INCOME INVESTMENTS, INC.

                                             By: /s/ Patricia A. Nooney
                                                     Patricia A. Nooney
                                                     President
                                             NOONEY INCOME INVESTMENTS TWO, INC.

                                             By: /s/ Patricia A. Nooney
                                                     Patricia A. Nooney
                                                     President

                                             NOONEY INCOME FUND LTD., L.P.

                                             By: Nooney Income Investments, Inc.
                                                 its general partner

                                             By: /s/ Patricia A. Nooney
                                                     Patricia A. Nooney
                                                     President

                                             NOONEY INCOME FUND LTD, II, L.P.

                                             By: Nooney Income Investments Two,
                                                 Inc., its general partner

                                             By: /s/ Patricia A. Nooney
                                                     Patricia A. Nooney
                                                     President

                                             NOONEY REAL PROPERTY INVESTORS-TWO,
                                             L.P.

                                             By: Nooney Investors, Inc.,
                                                 its general partner

                                             By: /s/ Patricia A. Nooney
                                                     Patricia A. Nooney
                                                     President

                                             NOONEY REAL PROPERTY INVESTORS-FOUR
                                             L.P.

                                             By: Nooney Capital Corp.,
                                                 its general partner

                                             By: /s/ Patricia A. Nooney
                                                     Patricia A. Nooney
                                                     President


                                             NOONEY LTD.


                                             By: /s/ Gregory J. Nooney, Jr.
                                                     General Partner

                                             /s/ Thomas Thurber
                                                 Thomas Thurber

                                             /s/ William J. Carden
                                                 William J. Carden

                               [EXHIBITS OMITTED]